                                                                    EXHIBIT 99.1

                     IMC HOME EQUITY LOAN OWNER TRUST 1997-4

                              Officer's Certificate




In connection with the above-referenced trust and pursuant to Section 4.16 of the related Sale and Servicing Agreement ("Agreement"), IMC Mortgage Company (as "Servicer"), hereby confirms the following:

(i) a review of the activities of the Servicer during 1997 and of performance under the Agreement has been made under my supervision; and

(ii) to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement for the calendar year 1997.


                              IMC Mortgage Company


                              By:  /s/ Thomas G. Middleton
                                  ---------------------------------------------
                                       Thomas G. Middleton
                                       President & Chief Operating Officer